EXHIBIT 4.01


                             FIXED RATE SENIOR NOTE

REGISTERED                                                      REGISTERED
No. FXR                                                         U.S. $
                                                                CUSIP:


     Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                                 MORGAN STANLEY
                    SENIOR GLOBAL MEDIUM-TERM NOTES, SERIES C

                                  (Fixed Rate)

                          STOCK PARTICIPATION ACCRETING
                 REDEMPTION QUARTERLY-PAY SECURITIES ("SPARQS")

                          7% SPARQS DUE MARCH 15, 2004
                            MANDATORILY EXCHANGEABLE
                          FOR SHARES OF COMMON STOCK OF
                           NEWMONT MINING CORPORATION


--------------------------------------------------------------------------------------------------------------------

ORIGINAL ISSUE DATE:          INITIAL REDEMPTION DATE:     INTEREST RATE:    % per     MATURITY DATE:
                                  See "Morgan Stanley          annum (equivalent           See "Maturity Date"
                                  Call Right" below.           to $      per annum         below.
                                                               per SPARQS)
--------------------------------------------------------------------------------------------------------------------

INTEREST ACCRUAL DATE:        INITIAL REDEMPTION           INTEREST PAYMENT            OPTIONAL REPAYMENT
                                  PERCENTAGE: See "Morgan      DATES:                      DATE(S):  N/A
                                  Stanley Call Right" and
                                  "Call Price" below.
--------------------------------------------------------------------------------------------------------------------

SPECIFIED CURRENCY:           ANNUAL REDEMPTION            INTEREST PAYMENT            APPLICABILITY OF
    U.S. Dollars                  PERCENTAGE                   PERIOD: Quarterly          MODIFIED PAYMENT UPON
                                  REDUCTION: N/A                                           ACCELERATION: See
                                                                                           "Alternate Exchange
                                                                                           Calculation in Case of
                                                                                           an Event of Default"
                                                                                           below.
--------------------------------------------------------------------------------------------------------------------

IF SPECIFIED                  REDEMPTION NOTICE PERIOD:    APPLICABILITY OF            If yes, state Issue Price:
    CURRENCY OTHER THAN U.S.      At least 10 days but no      ANNUAL INTEREST             N/A
    DOLLARS, OPTION TO ELECT      more than 30 days.  See      PAYMENTS: N/A
    PAYMENT IN U.S. DOLLARS:      "Morgan Stanley Call
    N/A                           Right" and "Morgan
                                  Stanley Notice Date"
                                  below.
--------------------------------------------------------------------------------------------------------------------

EXCHANGE RATE                 TAX REDEMPTION AND PAYMENT                               ORIGINAL YIELD TO
   AGENT: N/A                     OF ADDITIONAL AMOUNTS:                                   MATURITY: N/A
                                  N/A
--------------------------------------------------------------------------------------------------------------------

OTHER PROVISIONS: See below   If yes, state Initial
                              Offering Date: N/A
--------------------------------------------------------------------------------------------------------------------

Issue Price...............................  $      per each $          principal
                                            amount of this SPARQS

Maturity Date ............................  March 15, 2004, subject to acceleration as described below in
                                            "Price Event Acceleration,"
                                            "Antidilution Adjustments" and
                                            "Alternate Exchange Calculation in
                                            case of an Event of Default," and
                                            subject to extension in accordance
                                            with the following paragraph in the
                                            event of a Market Disruption Event
                                            on March 5, 2004.

                                            If the Final Call Notice Date is
                                            postponed due to a Market Disruption
                                            Event or otherwise and the Issuer
                                            exercises the Morgan Stanley Call
                                            Right, the Maturity Date shall be
                                            postponed so that the Maturity Date
                                            will be the tenth calendar day
                                            following the Final Call Notice
                                            Date. See "Final Call Notice Date"
                                            below.

                                            In the event that the Final Call
                                            Notice Date is postponed due to a
                                            Market Disruption Event or
                                            otherwise, the Issuer shall give
                                            notice of such postponement as
                                            promptly as possible, and in no case
                                            later than two Business Days
                                            following the scheduled Final Call
                                            Notice Date, (i) to the holder of
                                            this SPARQS by mailing notice of
                                            such postponement by first class
                                            mail, postage prepaid, to the
                                            holder's last address as it shall
                                            appear upon the registry books, (ii)
                                            to the Trustee by telephone or
                                            facsimile confirmed by mailing such
                                            notice to the Trustee by first class
                                            mail, postage prepaid, at its New
                                            York office and (iii) to The
                                            Depository Trust Company (the
                                            "Depositary") by telephone or
                                            facsimile confirmed by mailing such
                                            notice to the Depositary by first
                                            class mail, postage prepaid. Any
                                            notice that is mailed in the manner
                                            herein provided shall be
                                            conclusively presumed to have been
                                            duly given, whether or not the
                                            holder of this SPARQS receives the
                                            notice. Notice of the date to which
                                            the Maturity Date has been
                                            rescheduled as a result of
                                            postponement of the Final Call
                                            Notice Date, if applicable, shall be
                                            included in the Issuer's notice of
                                            exercise of the Morgan Stanley Call
                                            Right.

Record Date...............................  Notwithstanding the definition of
                                            "Record Date" on page 19 hereof, the
                                            Record Date for each Interest
                                            Payment Date, including the Interest
                                            Payment Date scheduled to occur on
                                            the Maturity Date, shall be the date
                                            5 calendar days prior to such
                                            Interest Payment Date, whether or
                                            not that date is a Business Day;
                                            provided, however, that in the event
                                            that the Issuer exercises the Morgan
                                            Stanley Call Right, no Interest
                                            Payment Date shall occur after the

                                            Morgan Stanley Notice Date, except
                                            for any Interest Payment Date for
                                            which the Morgan Stanley Notice Date
                                            falls on or after the "ex-interest"
                                            date for the related interest
                                            payment, in which case the related
                                            interest payment shall be made on
                                            such Interest Payment Date; and
                                            provided, further, that accrued but
                                            unpaid interest payable on the Call
                                            Date, if any, shall be payable to
                                            the person to whom the Call Price is
                                            payable. The "ex-interest" date for
                                            any interest payment is the date on
                                            which purchase transactions in the
                                            SPARQS no longer carry the right to
                                            receive such interest payment.

                                            In the event that the Issuer
                                            exercises the Morgan Stanley Call
                                            Right and the Morgan Stanley Notice
                                            Date falls before the "ex-interest"
                                            date for an interest payment, so
                                            that as a result a scheduled
                                            Interest Payment Date will not
                                            occur, the Issuer shall cause the
                                            Calculation Agent to give notice to
                                            the Trustee and to the Depositary,
                                            in each case in the manner and at
                                            the time described in the second and
                                            third paragraphs under "Morgan
                                            Stanley Call Right" below, that no
                                            Interest Payment Date will occur
                                            after such Morgan Stanley Notice
                                            Date.

Denominations.............................  $     and integral multiples thereof

Morgan Stanley Call Right.................  On any scheduled Trading Day on or after August 28, 2004 or on the
                                            Maturity Date, the Issuer may call
                                            the SPARQS, in whole but not in
                                            part, for mandatory exchange for the
                                            Call Price paid in cash (together
                                            with accrued but unpaid interest) on
                                            the Call Date.

                                            On the Morgan Stanley Notice Date,
                                            the Issuer shall give notice of the
                                            Issuer's exercise of the Morgan
                                            Stanley Call Right (i) to the holder
                                            of this SPARQS by mailing notice of
                                            such exercise, specifying the Call
                                            Date on which the Issuer shall
                                            effect such exchange, by first class
                                            mail, postage prepaid, to the
                                            holder's last address as it shall
                                            appear upon the registry books, (ii)
                                            to the Trustee by telephone or
                                            facsimile confirmed by mailing such
                                            notice to the Trustee by first class
                                            mail, postage prepaid, at its New
                                            York office and (iii) to the
                                            Depositary in accordance with the
                                            applicable procedures set forth in
                                            the Letter of Representations
                                            related to this SPARQS. Any notice
                                            which is mailed in the manner herein
                                            provided shall be conclusively
                                            presumed to have been duly given,
                                            whether
                                            or not the holder of this SPARQS
                                            receives the notice. Failure to give
                                            notice by mail or any defect in the
                                            notice to the holder of any SPARQS
                                            shall not affect the validity of the
                                            proceedings for the exercise of the
                                            Morgan Stanley Call Right with
                                            respect to any other SPARQS.

                                            The notice of the Issuer's exercise
                                            of the Morgan Stanley Call Right
                                            shall specify (i) the Call Date,
                                            (ii) the Call Price payable per
                                            SPARQS, (iii) the amount of accrued
                                            but unpaid interest payable per
                                            SPARQS on the Call Date, (iv)
                                            whether any subsequently scheduled
                                            Interest Payment Date shall no
                                            longer be an Interest Payment Date
                                            as a result of the exercise of the
                                            Morgan Stanley Call Right, (v) the
                                            place or places of payment of such
                                            Call Price, (vi) that such delivery
                                            will be made upon presentation and
                                            surrender of this SPARQS, (vii) that
                                            such exchange is pursuant to the
                                            Morgan Stanley Call Right and (viii)
                                            if applicable, the date to which the
                                            Maturity Date has been extended due
                                            to a Market Disruption Event as
                                            described under "Maturity Date"
                                            above.

                                            The notice of the Issuer's exercise
                                            of the Morgan Stanley Call Right
                                            shall be given by the Issuer or, at
                                            the Issuer's request, by the Trustee
                                            in the name and at the expense of
                                            the Issuer.

                                            If this SPARQS is so called for
                                            mandatory exchange by the Issuer,
                                            then the cash Call Price and any
                                            accrued but unpaid interest on this
                                            SPARQS to be delivered to the holder
                                            of this SPARQS shall be delivered on
                                            the Call Date fixed by the Issuer
                                            and set forth in its notice of its
                                            exercise of the Morgan Stanley Call
                                            Right, upon delivery of the SPARQS
                                            to the Trustee. The Issuer shall, or
                                            shall cause the Calculation Agent
                                            to, deliver such cash to the Trustee
                                            for delivery to the holder of this
                                            SPARQS.

                                            If this SPARQS is not surrendered
                                            for exchange on the Call Date, it
                                            shall be deemed to be no longer
                                            Outstanding under, and as defined
                                            in, the Senior Indenture after the
                                            Call Date, except with respect to
                                            the holder's right to receive cash
                                            due in connection with the Morgan
                                            Stanley Call Right.

Morgan Stanley Notice Date................  The scheduled Trading Day on which the Issuer issues its notice of
                                            mandatory exchange, which must be at
                                            least 10 but not more than 30 days
                                            prior to the Call Date.

Final Call Notice Date....................  March 5, 2004; provided that if
                                            March 5, 2004 is not a Trading Day
                                            or if a Market Disruption Event
                                            occurs on such day, the Final Call
                                            Notice Date will be the immediately
                                            succeeding Trading Day on which no
                                            Market Disruption Event occurs.

Call Date.................................  The day specified in the Issuer's notice of mandatory exchange, on
                                            which the Issuer shall deliver cash
                                            to the holder of this SPARQS, for
                                            mandatory exchange, which day may be
                                            any scheduled Trading Day on or
                                            after August 28, 2004 or the
                                            Maturity Date (including the
                                            Maturity Date as it may be extended
                                            and regardless of whether the
                                            Maturity Date is a scheduled Trading
                                            Day). See "Maturity Date" above.

Call Price................................  The Call Price with respect to any
                                            Call Date is an amount of cash per
                                            each $         principal amount of
                                            this SPARQS, as calculated by the
                                            Calculation Agent, such that the sum
                                            of the present values of all cash
                                            flows on each $           principal
                                            amount of this SPARQS to and
                                            including the Call Date (i.e., the
                                            Call Price and all of the interest
                                            payments on each SPARQS), discounted
                                            to the Original Issue Date from the
                                            applicable payment date at the Yield
                                            to Call rate of 30% per annum
                                            computed on the basis of a 360-day
                                            year of twelve 30-day months, equals
                                            the Issue Price, as determined by
                                            the Calculation Agent.

Exchange at Maturity......................  At maturity, subject to a prior call of this SPARQS for cash in an amount
                                            equal to the Call Price by the
                                            Issuer as described under "Morgan
                                            Stanley Call Right" above or any
                                            acceleration of the SPARQS, upon
                                            delivery of this SPARQS to the
                                            Trustee, each $         principal
                                            amount of this SPARQS shall be
                                            applied by the Issuer as payment for
                                            a number of shares of the common
                                            stock of Newmont Mining Corporation
                                            ("Newmont Mining Stock") at the
                                            Exchange Ratio, and the Issuer shall
                                            deliver with respect to each
                                            $         principal amount of this
                                            SPARQS an amount of Newmont Mining
                                            Stock equal to the Exchange Ratio.

                                            The amount of Newmont Mining Stock
                                            to be delivered at
                                            maturity shall be subject to any
                                            applicable adjustments (i) to the
                                            Exchange Ratio and (ii) in the
                                            Exchange Property, as defined in
                                            paragraph 5 under "Antidilution
                                            Adjustments" below, to be delivered
                                            instead of, or in addition to, such
                                            Newmont Mining Stock as a result of
                                            any corporate event described under
                                            "Antidilution Adjustments" below, in
                                            each case, required to be made
                                            through the close of business on the
                                            third Trading Day prior to maturity.

                                            The Issuer shall, or shall cause the
                                            Calculation Agent to, provide
                                            written notice to the Trustee at its
                                            New York Office and to the
                                            Depositary, on which notice the
                                            Trustee and Depositary may
                                            conclusively rely, on or prior to
                                            10:30 a.m. on the Trading Day
                                            immediately prior to maturity of
                                            this SPARQS, of the amount of
                                            Newmont Mining Stock (or the amount
                                            of Exchange Property) or cash to be
                                            delivered with respect to each
                                            $            principal amount of
                                            this SPARQS and of the amount of any
                                            cash to be paid in lieu of any
                                            fractional share of Newmont Mining
                                            Stock (or of any other securities
                                            included in Exchange Property, if
                                            applicable); provided that if the
                                            maturity date of this SPARQS is
                                            accelerated (x) because of the
                                            consummation of a Reorganization
                                            Event Acceleration (as defined in
                                            paragraph 5 of "Antidilution
                                            Adjustments" below) or (y) because
                                            of a Price Event Acceleration (as
                                            described under "Price Event
                                            Acceleration" below) or (z) because
                                            of an Event of Default Acceleration
                                            (as defined under "Alternate
                                            Exchange Calculation in Case of an
                                            Event of Default" below), the Issuer
                                            shall give notice of such
                                            acceleration as promptly as
                                            possible, and in no case later than
                                            (A) in the case of a Reorganization
                                            Event Acceleration or an Event of
                                            Default Acceleration, two Trading
                                            Days following such deemed maturity
                                            date or (B) in the case of a Price
                                            Event Acceleration, 10:30 a.m. on
                                            the Trading Day immediately prior to
                                            the date of acceleration (as defined
                                            under "Price Event Acceleration"
                                            below), (i) to the holder of this
                                            SPARQS by mailing notice of such
                                            acceleration by first class mail,
                                            postage prepaid, to the holder's
                                            last address as it shall appear upon
                                            the registry books, (ii) to the
                                            Trustee by telephone or facsimile
                                            confirmed by mailing such notice to
                                            the Trustee by first class mail,
                                            postage prepaid, at its New York
                                            office and (iii) to the Depositary
                                            by telephone or facsimile confirmed
                                            by mailing such notice
                                            to the Depositary by first class
                                            mail, postage prepaid. Any notice
                                            that is mailed in the manner herein
                                            provided shall be conclusively
                                            presumed to have been duly given,
                                            whether or not the holder of this
                                            SPARQS receives the notice. If the
                                            maturity of this SPARQS is
                                            accelerated, no interest on the
                                            amounts payable with respect to this
                                            SPARQS shall accrue for the period
                                            from and after such accelerated
                                            maturity date; provided that the
                                            Issuer has deposited with the
                                            Trustee the Newmont Mining Stock,
                                            the Exchange Property or any cash
                                            due with respect to such
                                            acceleration on the accelerated
                                            maturity date.

                                            The Issuer shall, or shall cause the
                                            Calculation Agent to, deliver any
                                            such shares of Newmont Mining Stock
                                            (or any Exchange Property) and cash
                                            in respect of interest and any
                                            fractional share of Newmont Mining
                                            Stock (or any Exchange Property) and
                                            cash otherwise due upon any
                                            acceleration described above to the
                                            Trustee for delivery to the holder
                                            of this Note. References to payment
                                            "per SPARQS" refer to each $
                                            principal amount of this SPARQS.

                                            If this SPARQS is not surrendered
                                            for exchange at maturity, it shall
                                            be deemed to be no longer
                                            Outstanding under, and as defined
                                            in, the Senior Indenture, except
                                            with respect to the holder's right
                                            to receive the Newmont Mining Stock
                                            (and, if applicable, any Exchange
                                            Property) or cash due at maturity.

Price Event Acceleration..................  If on any two consecutive Trading
                                            Days prior to or ending on the third
                                            Business Day immediately preceding
                                            the Maturity Date the product of the
                                            Market Price per share of Newmont
                                            Mining Stock and the Exchange Ratio
                                            is less than $1.00, the Maturity
                                            Date of this SPARQS shall be deemed
                                            to be accelerated to the third
                                            Business Day following such second
                                            Trading Day (the "date of
                                            acceleration"). Upon such
                                            acceleration, the holder of this
                                            SPARQS shall receive per SPARQS on
                                            the date of acceleration:

                                                (i)   a number of shares of
                                                      Newmont Mining Stock at
                                                      the then current Exchange
                                                      Ratio;

                                                (ii)  accrued but unpaid
                                                      interest on each $
                                                      principal amount of this
                                                      SPARQS to but excluding
                                                      the date of acceleration;
                                                      and

                                                (iii) an amount of cash
                                                      representing the sum of
                                                      the present values of the
                                                      remaining scheduled pay-
                                                      ments of interest on each
                                                      $       principal amount
                                                      of this SPARQS (excluding
                                                      the amounts included in
                                                      clause (ii) above)
                                                      discounted to the date of
                                                      acceleration based on the
                                                      interpolated U.S. dollar
                                                      zero swap rate, as
                                                      determined by the
                                                      Calculation Agent, from
                                                      and including the date of
                                                      acceleration to but
                                                      excluding each applicable
                                                      payment date, as
                                                      determined by the
                                                      Calculation Agent as of
                                                      the date of acceleration.
                                                      See also "Antidilution
                                                      Adjustments" below.

No Fractional Shares......................  Upon delivery of this SPARQS to the
                                            Trustee at maturity, the Issuer
                                            shall deliver the aggregate number
                                            of shares of Newmont Mining Stock
                                            due with respect to this SPARQS, as
                                            described above, but the Issuer
                                            shall pay cash in lieu of delivering
                                            any fractional share of Newmont
                                            Mining Stock in an amount equal to
                                            the corresponding fractional Market
                                            Price of such fraction of a share of
                                            Newmont Mining Stock as determined
                                            by the Calculation Agent as of the
                                            second scheduled Trading Day prior
                                            to maturity of this SPARQS.

Exchange Ratio............................  .5, subject to adjustment for corporate events relating to Newmont
                                            Mining Corporation ("Newmont
                                            Mining") described under
                                            "Antidilution Adjustments" below.

Market Price..............................  If Newmont Mining Stock (or any
                                            other security for which a Market
                                            Price must be determined) is listed
                                            on a national securities exchange,
                                            is a security of the Nasdaq National
                                            Market or is included in the OTC
                                            Bulletin Board Service ("OTC
                                            Bulletin Board") operated by the
                                            National Association of Securities
                                            Dealers, Inc. (the "NASD"), the
                                            Market Price for one share of
                                            Newmont Mining Stock (or one unit of
                                            any such other security) on any
                                            Trading Day means (i) the last
                                            reported sale price, regular way, of
                                            the principal trading session on
                                            such day on the principal United
                                            States securities exchange
                                            registered under the Securities
                                            Exchange Act of 1934, as amended
                                            (the "Exchange Act"), on which
                                            Newmont Mining Stock is listed or
                                            admitted to trading (which may be
                                            the Nasdaq

                                            National Market if it is then a
                                            national securities exchange) or
                                            (ii) if not listed or admitted to
                                            trading on any such securities
                                            exchange or if such last reported
                                            sale price is not obtainable (even
                                            if Newmont Mining Stock is listed or
                                            admitted to trading on such
                                            securities exchange), the last
                                            reported sale price of the principal
                                            trading session on the
                                            over-the-counter market as reported
                                            on the Nasdaq National Market (if it
                                            is not then a national securities
                                            exchange) or OTC Bulletin Board on
                                            such day. If the last reported sale
                                            price of the principal trading
                                            session is not available pursuant to
                                            clause (i) or (ii) of the preceding
                                            sentence because of a Market
                                            Disruption Event or otherwise, the
                                            Market Price for any Trading Day
                                            shall be the mean, as determined by
                                            the Calculation Agent, of the bid
                                            prices for Newmont Mining Stock
                                            obtained from as many dealers in
                                            such security, but not exceeding
                                            three, as will make such bid prices
                                            available to the Calculation Agent.
                                            Bids of Morgan Stanley & Co.
                                            Incorporated ("MS & Co.") or any of
                                            its affiliates may be included in
                                            the calculation of such mean, but
                                            only to the extent that any such bid
                                            is the highest of the bids obtained.
                                            A "security of the Nasdaq National
                                            Market" shall include a security
                                            included in any successor to such
                                            system, and the term "OTC Bulletin
                                            Board Service" shall include any
                                            successor service thereto.

Trading Day...............................  A day, as determined by the
                                            Calculation Agent, on which trading
                                            is generally conducted on the New
                                            York Stock Exchange, Inc. ("NYSE"),
                                            the American Stock Exchange LLC, the
                                            Nasdaq National Market, the Chicago
                                            Mercantile Exchange and the Chicago
                                            Board of Options Exchange and in the
                                            over-the-counter market for equity
                                            securities in the United States.

Calculation Agent.........................  MS & Co. and its successors.

                                            All calculations with respect to the
                                            Exchange Ratio and Call Price for
                                            the SPARQS shall be rounded to the
                                            nearest one hundred-thousandth, with
                                            five one-millionths rounded upward
                                            (e.g., .876545 would be rounded to
                                            .87655); all dollar amounts related
                                            to the Call Price resulting from
                                            such calculations shall be rounded
                                            to the nearest ten-thousandth, with
                                            five one hundred-thousandths rounded
                                            upward (e.g., .76545 would be
                                            rounded to .7655); and all dollar
                                            amounts paid with respect to the
                                            Call Price on the
                                            aggregate number of SPARQS shall be
                                            rounded to the nearest cent, with
                                            one-half cent rounded upward.

                                            All determinations made by the
                                            Calculation Agent will be at the
                                            sole discretion of the Calculation
                                            Agent and will, in the absence of
                                            manifest error, be conclusive for
                                            all purposes and binding on the
                                            holder of this SPARQS and the
                                            Issuer.

Antidilution Adjustments..................  The Exchange Ratio shall be adjusted as follows:

                                               1. If Newmont Mining Stock is
                                            subject to a stock split or reverse
                                            stock split, then once such split
                                            has become effective, the Exchange
                                            Ratio shall be adjusted to equal the
                                            product of the prior Exchange Ratio
                                            and the number of shares issued in
                                            such stock split or reverse stock
                                            split with respect to one share of
                                            Newmont Mining Stock.

                                               2. If Newmont Mining Stock is
                                            subject (i) to a stock dividend
                                            (issuance of additional shares of
                                            Newmont Mining Stock) that is given
                                            ratably to all holders of shares of
                                            Newmont Mining Stock or (ii) to a
                                            distribution of Newmont Mining Stock
                                            as a result of the triggering of any
                                            provision of the corporate charter
                                            of Newmont Mining, then once the
                                            dividend has become effective and
                                            Newmont Mining Stock is trading
                                            ex-dividend, the Exchange Ratio
                                            shall be adjusted so that the new
                                            Exchange Ratio shall equal the prior
                                            Exchange Ratio plus the product of
                                            (i) the number of shares issued with
                                            respect to one share of Newmont
                                            Mining Stock and (ii) the prior
                                            Exchange Ratio.

                                               3. There shall be no adjustments
                                            to the Exchange Ratio to reflect
                                            cash dividends or other
                                            distributions paid with respect to
                                            Newmont Mining Stock other than
                                            distributions described in clauses
                                            (i), (iv) and (v) of paragraph 5
                                            below and Extraordinary Dividends as
                                            described below. A cash dividend or
                                            other distribution with respect to
                                            Newmont Mining Stock shall be deemed
                                            to be an "Extraordinary Dividend" if
                                            such dividend or other distribution
                                            exceeds the immediately preceding
                                            non-Extraordinary Dividend for
                                            Newmont Mining Stock by an amount
                                            equal to at least 10% of the Market
                                            Price of Newmont Mining Stock (as
                                            adjusted for any subsequent
                                            corporate event requiring an
                                            adjustment hereunder, such as a
                                            stock split or reverse stock split)
                                            on the Trading Day preceding the
                                            ex-dividend date for the payment of
                                            such Extraordinary Dividend (the
                                            "ex-dividend date"). If an
                                            Extraordinary Dividend occurs with
                                            respect to Newmont Mining Stock, the
                                            Exchange Ratio with respect to
                                            Newmont Mining Stock shall be
                                            adjusted on the ex-dividend date
                                            with respect to such Extraordinary
                                            Dividend so that the new Exchange
                                            Ratio shall equal the product of (i)
                                            the then current Exchange Ratio and
                                            (ii) a fraction, the numerator of
                                            which is the Market Price on the
                                            Trading Day preceding the
                                            ex-dividend date, and the
                                            denominator of which is the amount
                                            by which the Market Price on the
                                            Trading Day preceding the
                                            ex-dividend date exceeds the
                                            Extraordinary Dividend Amount. The
                                            "Extraordinary Dividend Amount" with
                                            respect to an Extraordinary Dividend
                                            for Newmont Mining Stock shall equal
                                            (i) in the case of cash dividends or
                                            other distributions that constitute
                                            regular dividends, the amount per
                                            share of such Extraordinary Dividend
                                            minus the amount per share of the
                                            immediately preceding non-
                                            Extraordinary Dividend for Newmont
                                            Mining Stock or (ii) in the case of
                                            cash dividends or other
                                            distributions that do not constitute
                                            regular dividends, the amount per
                                            share of such Extraordinary
                                            Dividend. To the extent an
                                            Extraordinary Dividend is not paid
                                            in cash, the value of the non-cash
                                            component shall be determined by the
                                            Calculation Agent, whose
                                            determination shall be conclusive. A
                                            distribution on Newmont Mining Stock
                                            described in clause (i), (iv) or (v)
                                            of paragraph 5 below that also
                                            constitutes an Extraordinary
                                            Dividend shall cause an adjustment
                                            to the Exchange Ratio pursuant only
                                            to clause (i), (iv) or (v) of
                                            paragraph 5, as applicable.

                                               4. If Newmont Mining issues
                                            rights or warrants to all holders of
                                            Newmont Mining Stock to subscribe
                                            for or purchase Newmont Mining Stock
                                            at an exercise price per share less
                                            than the Market Price of Newmont
                                            Mining Stock on both (i) the date
                                            the exercise price of such rights or
                                            warrants is determined and (ii) the
                                            expiration date of such rights or
                                            warrants, and if the expiration date
                                            of such rights or warrants precedes
                                            the maturity of this SPARQS, then
                                            the Exchange Ratio shall be adjusted
                                            to equal the product of the prior
                                            Exchange Ratio and a fraction, the
                                            numerator of which shall be the
                                            number of shares of

                                            Newmont Mining Stock outstanding
                                            immediately prior to the issuance of
                                            such rights or warrants plus the
                                            number of additional shares of
                                            Newmont Mining Stock offered for
                                            subscription or purchase pursuant to
                                            such rights or warrants and the
                                            denominator of which shall be the
                                            number of shares of Newmont Mining
                                            Stock outstanding immediately prior
                                            to the issuance of such rights or
                                            warrants plus the number of
                                            additional shares of Newmont Mining
                                            Stock which the aggregate offering
                                            price of the total number of shares
                                            of Newmont Mining Stock so offered
                                            for subscription or purchase
                                            pursuant to such rights or warrants
                                            would purchase at the Market Price
                                            on the expiration date of such
                                            rights or warrants, which shall be
                                            determined by multiplying such total
                                            number of shares offered by the
                                            exercise price of such rights or
                                            warrants and dividing the product so
                                            obtained by such Market Price.

                                               5. If (i) there occurs any
                                            reclassification or change of
                                            Newmont Mining Stock, including,
                                            without limitation, as a result of
                                            the issuance of any tracking stock
                                            by Newmont Mining, (ii) Newmont
                                            Mining or any surviving entity or
                                            subsequent surviving entity of
                                            Newmont Mining (a "Newmont Mining
                                            Successor") has been subject to a
                                            merger, combination or consolidation
                                            and is not the surviving entity,
                                            (iii) any statutory exchange of
                                            securities of Newmont Mining or any
                                            Newmont Mining Successor with
                                            another corporation occurs (other
                                            than pursuant to clause (ii) above),
                                            (iv) Newmont Mining is liquidated,
                                            (v) Newmont Mining issues to all of
                                            its shareholders equity securities
                                            of an issuer other than Newmont
                                            Mining (other than in a transaction
                                            described in clause (ii), (iii) or
                                            (iv) above) (a "Spin-off Event") or
                                            (vi) a tender or exchange offer or
                                            going-private transaction is
                                            consummated for all the outstanding
                                            shares of Newmont Mining Stock (any
                                            such event in clauses (i) through
                                            (vi), a "Reorganization Event"), the
                                            method of determining the amount
                                            payable upon exchange at maturity
                                            for this SPARQS shall be adjusted to
                                            provide that the holder of this
                                            SPARQS shall be entitled to receive
                                            at maturity, in respect of each
                                            $              principal amount of
                                            this SPARQS, securities, cash or any
                                            other assets distributed to holders
                                            of Newmont Mining Stock in or as a
                                            result of any such Reorganization
                                            Event, including (i) in the case of
                                            the issuance of tracking stock, the
                                            reclassified share of Newmont Mining
                                            Stock,

                                            (ii) in the case of a Spin-off
                                            Event, the share of Newmont Mining
                                            Stock with respect to which the
                                            spun-off security was issued, and
                                            (iii) in the case of any other
                                            Reorganization Event where Newmont
                                            Mining Stock continues to be held by
                                            the holders receiving such
                                            distribution, the Newmont Mining
                                            Stock (collectively, the "Exchange
                                            Property"), in an amount with a
                                            value equal to the amount of
                                            Exchange Property delivered with
                                            respect to a number of shares of
                                            Newmont Mining Stock equal to the
                                            Exchange Ratio at the time of the
                                            Reorganization Event.
                                            Notwithstanding the above, if the
                                            Exchange Property received in any
                                            such Reorganization Event consists
                                            only of cash, the Maturity Date of
                                            this SPARQS shall be deemed to be
                                            accelerated (a "Reorganization Event
                                            Acceleration") to the third Business
                                            Day immediately following the date
                                            on which such cash is distributed to
                                            holders of Newmont Mining Stock
                                            (unless the Issuer exercises or has
                                            exercised the Morgan Stanley Call
                                            Right) and the holder of this SPARQS
                                            shall receive for each $
                                            principal amount of this SPARQS on
                                            such date of acceleration in lieu of
                                            any Newmont Mining Stock and as
                                            liquidated damages in full
                                            satisfaction of the Issuer's
                                            obligations under this SPARQS the
                                            lesser of (i) the product of (x) the
                                            amount of cash received per share of
                                            Newmont Mining Stock and (y) the
                                            then current Exchange Ratio and (ii)
                                            the Call Price calculated as though
                                            the date of acceleration were the
                                            Call Date (but in no event less than
                                            the Call Price for the first Call
                                            Date), in each case plus accrued but
                                            unpaid interest to but excluding the
                                            date of acceleration. If Exchange
                                            Property consists of more than one
                                            type of property, the holder of this
                                            SPARQS shall receive at maturity a
                                            pro rata share of each such type of
                                            Exchange Property. If Exchange
                                            Property includes a cash component,
                                            the holder of this SPARQS will not
                                            receive any interest accrued on such
                                            cash component. In the event
                                            Exchange Property consists of
                                            securities, those securities shall,
                                            in turn, be subject to the
                                            antidilution adjustments set forth
                                            in paragraphs 1 through 5.

                                            For purposes of paragraph 5 above,
                                            in the case of a consummated tender
                                            or exchange offer or going-private
                                            transaction involving Exchange
                                            Property of a particular type,
                                            Exchange Property shall be deemed to
                                            include the amount of cash or other
                                            property paid by the offeror in the
                                            tender or exchange offer with
                                            respect to such Exchange Property
                                            (in an amount determined on the
                                            basis of the rate of exchange in
                                            such tender or exchange offer or
                                            going-private transaction). In the
                                            event of a tender or exchange offer
                                            or a going-private transaction with
                                            respect to Exchange Property in
                                            which an offeree may elect to
                                            receive cash or other property,
                                            Exchange Property shall be deemed to
                                            include the kind and amount of cash
                                            and other property received by
                                            offerees who elect to receive cash.

                                            Following the occurrence of any
                                            Reorganization Event referred to in
                                            paragraph 5 above, (i) references to
                                            "Newmont Mining Stock" under "No
                                            Fractional Shares," "Market Price"
                                            and "Market Disruption Event" shall
                                            be deemed to also refer to any other
                                            security received by holders of
                                            Newmont Mining Stock in any such
                                            Reorganization Event, and (ii) all
                                            other references in this SPARQS to
                                            "Newmont Mining Stock" shall be
                                            deemed to refer to the Exchange
                                            Property into which this SPARQS is
                                            thereafter exchangeable and
                                            references to a "share" or "shares"
                                            of Newmont Mining Stock shall be
                                            deemed to refer to the applicable
                                            unit or units of such Exchange
                                            Property, unless the context
                                            otherwise requires.

                                            No adjustment to the Exchange Ratio
                                            shall be required unless such
                                            adjustment would require a change of
                                            at least 0.1% in the Exchange Ratio
                                            then in effect. The Exchange Ratio
                                            resulting from any of the
                                            adjustments specified above will be
                                            rounded to the nearest one hundred-
                                            thousandth, with five one-millionths
                                            rounded upward. Adjustments to the
                                            Exchange Ratio will be made up to
                                            the close of business on the third
                                            Trading Day prior to the Maturity
                                            Date.

                                            No adjustments to the Exchange Ratio
                                            or method of calculating the
                                            Exchange Ratio shall be made other
                                            than those specified above. The
                                            adjustments specified above do not
                                            cover all events that could affect
                                            the Market Price of Newmont Mining
                                            Stock, including, without
                                            limitation, a partial tender or
                                            exchange offer for Newmont Mining
                                            Stock.

                                            The Calculation Agent shall be
                                            solely responsible for the
                                            determination and calculation of any
                                            adjustments to the Exchange Ratio or
                                            method of calculating the Exchange

                                            Ratio and of any related
                                            determinations and calculations with
                                            respect to any distributions of
                                            stock, other securities or other
                                            property or assets (including cash)
                                            in connection with any corporate
                                            event described in paragraph 5
                                            above, and its determinations and
                                            calculations with respect thereto
                                            shall be conclusive in the absence
                                            of manifest error.

                                            The Calculation Agent shall provide
                                            information as to any adjustments to
                                            the Exchange Ratio or to the method
                                            of calculating the amount payable
                                            upon exchange at maturity of the
                                            SPARQS in accordance with paragraph
                                            5 above upon written request by any
                                            holder of this SPARQS.

Market Disruption Event...................  "Market Disruption Event" means, with respect to Newmont Mining
                                            Stock:

                                               (i) a suspension, absence or
                                               material limitation of trading of
                                               Newmont Mining Stock on the
                                               primary market for Newmont Mining
                                               Stock for more than two hours of
                                               trading or during the one-half
                                               hour period preceding the close
                                               of the principal trading session
                                               in such market; or a breakdown or
                                               failure in the price and trade
                                               reporting systems of the primary
                                               market for Newmont Mining Stock
                                               as a result of which the reported
                                               trading prices for Newmont Mining
                                               Stock during the last one-half
                                               hour preceding the close of the
                                               principal trading session in such
                                               market are materially inaccurate;
                                               or the suspension, absence or
                                               material limitation of trading on
                                               the primary market for trading in
                                               options contracts related to
                                               Newmont Mining Stock, if
                                               available, during the one-half
                                               hour period preceding the close
                                               of the principal trading session
                                               in the applicable market, in each
                                               case as determined by the
                                               Calculation Agent in its sole
                                               discretion; and

                                               (ii) a determination by the
                                               Calculation Agent in its sole
                                               discretion that any event
                                               described in clause (i) above
                                               materially interfered with the
                                               ability of the Issuer or any of
                                               its affiliates to unwind or
                                               adjust all or a material portion
                                               of the hedge with respect to the
                                               SPARQS.

                                            For purposes of determining whether
                                            a Market Disruption Event has
                                            occurred: (1) a limitation on the
                                            hours or number of days of trading
                                            shall not constitute a Market
                                            Disruption Event if it results from
                                            an announced change in the regular
                                            business hours of the relevant
                                            exchange, (2) a decision to
                                            permanently discontinue trading in
                                            the relevant options contract shall
                                            not constitute a Market Disruption
                                            Event, (3) limitations pursuant to
                                            NYSE Rule 80A (or any applicable
                                            rule or regulation enacted or
                                            promulgated by the NYSE, any other
                                            self-regulatory organization or the
                                            Securities and Exchange Commission
                                            of scope similar to NYSE Rule 80A as
                                            determined by the Calculation Agent)
                                            on trading during significant market
                                            fluctuations shall constitute a
                                            suspension, absence or material
                                            limitation of trading, (4) a
                                            suspension of trading in options
                                            contracts on Newmont Mining Stock by
                                            the primary securities market
                                            trading in such options, if
                                            available, by reason of (x) a price
                                            change exceeding limits set by such
                                            securities exchange or market, (y)
                                            an imbalance of orders relating to
                                            such contracts or (z) a disparity in
                                            bid and ask quotes relating to such
                                            contracts shall constitute a
                                            suspension, absence or material
                                            limitation of trading in options
                                            contracts related to Newmont Mining
                                            Stock and (5) a suspension, absence
                                            or material limitation of trading on
                                            the primary securities market on
                                            which options contracts related to
                                            Newmont Mining Stock are traded
                                            shall not include any time when such
                                            securities market is itself closed
                                            for trading under ordinary
                                            circumstances.

Alternate Exchange Calculation
in Case of an Event of Default............  In case an event of default with respect to the SPARQS shall have
                                            occurred and be continuing, the
                                            amount declared due and payable per
                                            each $        principal amount of
                                            this SPARQS upon any acceleration of
                                            this SPARQS (an "Event of Default
                                            Acceleration") shall be determined
                                            by the Calculation Agent and shall
                                            be an amount in cash equal to the
                                            lesser of (i) the product of (x) the
                                            Market Price of Newmont Mining Stock
                                            (and/or the value of any Exchange
                                            Property) as of the date of such
                                            acceleration and (y) the then
                                            current Exchange Ratio and (ii) the
                                            Call Price calculated as though the
                                            date of acceleration were the Call
                                            Date (but in no event less than the
                                            Call Price for the Call Date), in
                                            each case plus accrued but unpaid
                                            interest to but excluding the date
                                            of
                                            acceleration; provided that if the
                                            Issuer has called the SPARQS in
                                            accordance with the Morgan Stanley
                                            Call Right, the amount declared due
                                            and payable upon any such
                                            acceleration shall be an amount in
                                            cash for each $     principal amount
                                            of the SPARQS equal to the Call
                                            Price for the Call Date specified
                                            in the Issuer's notice of mandatory
                                            exchange, plus accrued but unpaid
                                            interest to but excluding the date
                                            of acceleration.

Treatment of SPARQS for
United States Federal
Income Tax Purposes.......................  The Issuer, by its sale of this
                                            SPARQS, and the holder of this
                                            SPARQS (and any successor holder of
                                            this SPARQS), by its respective
                                            purchase hereof, agree (in the
                                            absence of an administrative
                                            determination or judicial ruling to
                                            the contrary) to characterize each
                                            $          principal amount of this
                                            SPARQS for all tax purposes as an
                                            investment unit consisting of (A) a
                                            terminable contract (the "Terminable
                                            Forward Contract") that (i) requires
                                            the holder of this SPARQS (subject
                                            to the Morgan Stanley Call Right) to
                                            purchase, and the Issuer to sell,
                                            for an amount equal to $
                                            (the "Forward Price"), Newmont
                                            Mining Stock at maturity and (ii)
                                            allows the Issuer, upon exercise of
                                            the Morgan Stanley Call Right, to
                                            terminate the Terminable Forward
                                            Contract by returning to such holder
                                            the Deposit (as defined below) and
                                            paying to such holder an amount of
                                            cash equal to the difference between
                                            the Deposit and the Call Price and
                                            (B) a deposit with the Issuer of a
                                            fixed amount of cash, equal to the
                                            Issue Price per each $
                                            principal amount of this SPARQS, to
                                            secure the holder's obligation to
                                            purchase Newmont Mining Stock
                                            pursuant to the Terminable Forward
                                            Contract (the "Deposit"), which
                                            Deposit bears an annual yield of
                                                 % per annum.

          Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.), a Delaware corporation (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assignees, the amount of Newmont Mining Stock (or other Exchange Property), as determined in accordance with the provisions set forth under "Exchange at Maturity" above, due with respect to the principal sum of U.S. $
(UNITED STATES DOLLARS                           ) on the Maturity Date
specified above (except to the extent redeemed or repaid prior to maturity) and to pay interest thereon at the Interest Rate per annum specified above, from and including the Interest Accrual Date specified above until the principal hereof is paid or duly made available for payment weekly, monthly, quarterly, semiannually or annually in arrears as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing on the Interest Payment Date next succeeding the Interest Accrual Date specified above, and at maturity (or on any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if this Note is subject to "Annual Interest Payments," interest payments shall be made annually in arrears and the term "Interest Payment Date" shall be deemed to mean the first day of March in each year.

         Interest on this Note will accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until, but excluding the date the principal hereof has been paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day (as defined below)) (each such date, a "Record Date"); provided, however, that interest payable at maturity (or any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable. As used herein, "Business Day" means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) in The City of New York or (y) if this Note is denominated in a Specified Currency other than U.S. dollars, euro or Australian dollars, in the principal financial center of the country of the Specified Currency, or (z) if this Note is denominated in Australian dollars, in Sydney and (b) if this Note is denominated in euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System ("TARGET") is operating (a "TARGET Settlement Day").

         Payment of the principal of this Note, any premium and the interest due at maturity (or any redemption or repayment date), unless this Note is denominated in a Specified Currency other than U.S. dollars and is to be paid in whole or in part in such Specified Currency, will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine, in U.S. dollars. U.S. dollar payments of interest, other than interest due at maturity or on any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A holder of U.S. $10,000,000 (or the equivalent in a Specified Currency) or more in aggregate principal amount of Notes having the same Interest Payment Date, the interest on which is payable in U.S. dollars, shall be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

         If this Note is denominated in a Specified Currency other than U.S. dollars, and the holder does not elect (in whole or in part) to receive payment in U.S. dollars pursuant to the next succeeding paragraph, payments of interest, principal or any premium with regard to this Note will be made by wire transfer of immediately available funds to an account maintained by the holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent in writing, with respect to payments of interest, on or prior to the fifth Business Day after the applicable Record Date and, with respect to payments of principal or any premium, at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be; provided that, if payment of interest, principal or any premium with regard to this Note is payable in euro, the account must be a euro account in a country for which the euro is the lawful currency, provided, further, that if such wire transfer instructions are not received, such payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register; and provided, further, that payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made upon surrender of this Note at the office or agency referred to in the preceding paragraph.

         If so indicated on the face hereof, the holder of this Note, if denominated in a Specified Currency other than U.S. dollars, may elect to receive all or a portion of payments on this Note in U.S. dollars by transmitting a written request to the Paying Agent, on or prior to the fifth Business Day after such Record Date or at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be. Such election shall remain in effect unless such request is revoked by written notice to the Paying Agent as to all or a portion of payments on this Note at least five Business Days prior to such Record Date, for payments of interest, or at least ten days prior to the Maturity Date or any redemption or repayment date, for payments of principal, as the case may be.

         If the holder elects to receive all or a portion of payments of principal of and any premium and interest on this Note, if denominated in a Specified Currency other than U.S. dollars, in U.S. dollars, the Exchange Rate Agent (as defined on the reverse hereof) will convert such payments into U.S. dollars. In the event of such an election, payment in respect of this Note will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest bid quotation in The City of New York received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless such Exchange Rate Agent is an affiliate of the Issuer) for the purchase by the quoting dealer of U.S.

dollars for the Specified Currency for settlement on such payment date in the amount of the Specified Currency payable in the absence of such an election to such holder and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, such payment will be made in the Specified Currency. All currency exchange costs will be borne by the holder of this Note by deductions from such payments.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Senior Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

DATED:                                               MORGAN STANLEY



                                                     By:
                                                        ------------------------
                                                        Name:
                                                        Title:

TRUSTEE'S CERTIFICATE
      OF AUTHENTICATION

This is one of the Notes referred
     to in the within-mentioned
     Senior Indenture.

JPMORGAN CHASE BANK,
      as Trustee



By:
  -------------------------
      Authorized Officer

                               REVERSE OF SECURITY

         This Note is one of a duly authorized issue of Senior Global Medium-Term Notes, Series C, having maturities more than nine months from the date of issue (the "Notes") of the Issuer. The Notes are issuable under an Amended and Restated Senior Indenture, dated as of May 1, 1999, between the Issuer and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee (the "Trustee," which term includes any successor trustee under the Senior Indenture) (as may be amended or supplemented from time to time, the "Senior Indenture"), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed JPMorgan Chase Bank at its corporate trust office in The City of New York as the paying agent (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Senior Indenture. To the extent not inconsistent herewith, the terms of the Senior Indenture are hereby incorporated by reference herein.

         Unless otherwise indicated on the face hereof, this Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

         If so indicated on the face hereof, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption. If this Note is subject to "Annual Redemption Percentage Reduction," the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption. Notice of redemption shall be mailed to the registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, subject to all the conditions and provisions of the Senior Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

         If so indicated on the face of this Note, this Note will be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 or, if this Note is denominated in a Specified Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment. For this Note to be repaid at the option of the holder hereof, the Paying Agent must receive at its corporate trust office in the Borough of Manhattan, The City of New York, at least 15 but not more than 30 calendar days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled "Option to Elect Repayment" duly completed, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

         Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Unless otherwise provided on the face hereof, interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

         In the case where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

         This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

         This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, unless otherwise stated above, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. If this Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in The City of New York for cable transfers of such Specified Currency published by the Federal

Reserve Bank of New York (the "Market Exchange Rate") on the Business Day immediately preceding the date of issuance.

         The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any
Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Senior Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

         In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, if this Note is destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Trustee and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

         The Senior Indenture provides that (a) if an Event of Default (as defined in the Senior Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of debt securities issued under the Senior Indenture, including the series of Senior Medium-Term Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Senior Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the debt securities of each affected series (voting as a single class) may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Senior Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy or insolvency of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all debt securities issued under the Senior Indenture then outstanding (treated as one class) may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of all affected series then outstanding.

         If the face hereof indicates that this Note is subject to "Modified Payment upon Acceleration," then (i) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration), (ii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote and
(iii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (i) above.

         If the face hereof indicates that this Note is subject to "Tax Redemption and Payment of Additional Amounts," this Note may be redeemed, as a whole, at the option of the Issuer at any time prior to maturity, upon the giving of a notice of redemption as described below, at a redemption price equal to 100% of the principal amount hereof, together with accrued interest to the date fixed for redemption (except that if this Note is subject to "Modified Payment upon Acceleration or Redemption," such redemption price would be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of redemption, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of redemption) (the "Amortized Amount")), if the Issuer determines that, as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the Initial Offering Date hereof, the Issuer has or will become obligated to pay Additional Amounts (as defined below) with respect to this Note as described below. Prior to the giving of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee (i) a certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem have occurred, and (ii) an opinion of independent counsel satisfactory to the Trustee to such effect based on such statement of facts; provided that no such notice of redemption shall be given earlier than 60 calendar days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts if a payment in respect of this Note were then due.

         Notice of redemption will be given not less than 30 nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on face hereof, which date and the applicable redemption price will be specified in the notice.

         If the face hereof indicates that this Note is subject to "Tax Redemption and Payment of Additional Amounts," the Issuer will, subject to certain exceptions and limitations set forth below, pay such additional amounts (the "Additional Amounts") to the holder of this Note who is a United States Alien as may be necessary in order that every net payment of the principal of and interest on this Note and any other amounts payable on this Note, after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided for in this Note to be then due and payable. The Issuer will not, however, be required to make any payment of Additional Amounts to any such holder for or on account of:

          (a) any such tax, assessment or other governmental charge that would not have been so imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of such holder, if such holder is an estate, a trust, a partnership or a corporation) and the United States and its possessions, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein or (ii) the presentation by the holder of this Note for payment on a date more than 15 calendar days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

          (b) any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or governmental charge;

          (c) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as a personal holding company or foreign personal holding company or controlled foreign corporation or passive foreign investment company with respect to the United States or as a corporation which accumulates earnings to avoid United States federal income tax or as a private foundation or other tax-exempt organization or a bank receiving interest under Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended;

          (d) any tax, assessment or other governmental charge that is payable otherwise than by withholding from payments on or in respect of this Note;

          (e) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of, or interest on, this Note, if such payment can be made without such withholding by any other Paying Agent in a city in Western Europe;

          (f) any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of this Note, if such compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

          (g) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock entitled to vote of the Issuer or as a direct or indirect subsidiary of the Issuer; or

          (h) any combination of items (a), (b), (c), (d), (e), (f) or (g).

In addition, the Issuer shall not be required to make any payment of Additional Amounts (i) to any such holder where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the agreement reached in the ECOFIN Council meeting of 13 December 2001 or any law implementing or complying with, or introduced in order to conform to, such Directive; or (ii) by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting this Note or the relevant coupon to another Paying Agent in a member state of the European Union. Nor shall Additional Amounts be paid with respect to any payment on this Note to a United States Alien who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of this Note.

         The Senior Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Senior Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities (other than as provided in the antidilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), or impair or affect the rights of any holder to institute suit for the payment thereof without the consent of the holder of each debt security so affected or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture.

         Except as set forth below, if the principal of, premium, if any, or interest on, this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; provided, however, that if the euro has been substituted for such Specified Currency, the Issuer may at its option (or shall, if so required by applicable law) without the consent of the holder of this Note effect the payment of principal of, premium, if any, or interest on, any Note denominated in such Specified Currency in euro in lieu of such Specified Currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community, as amended. Any payment made under such circumstances in U.S. dollars or euro where the required payment is in an unavailable Specified Currency will not constitute an Event of Default. If such Market Exchange Rate is not then available to the Issuer or is not published for a particular Specified Currency, the Market Exchange Rate will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the date of such payment from three recognized foreign exchange dealers (the "Exchange Dealers") for the purchase by the quoting Exchange Dealer of the Specified Currency for U.S. dollars for settlement on the payment date, in the aggregate amount of the Specified Currency payable to those holders or beneficial owners of Notes and at which the applicable Exchange Dealer commits to execute a contract. One of the Exchange Dealers providing quotations may be the Exchange Rate Agent unless the Exchange Rate Agent is an affiliate of the Issuer. If those bid quotations are not available, the Exchange Rate Agent shall determine the market exchange rate at its sole discretion.

          The "Exchange Rate Agent" shall be Morgan Stanley & Co. Incorporated, unless otherwise indicated on the face hereof.

         All determinations referred to above made by, or on behalf of, the Issuer or by, or on behalf of, the Exchange Rate Agent shall be at such entity's sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes and coupons.

         So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said

Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated. If any European Union Directive on the taxation of savings implementing the agreement reached in the ECOFIN Council meeting of 13 December 2001 or any law implementing or complying with, or introduced in order to conform to, such Directive is introduced and a Paying Agent has been designated within the European Union, the Issuer will maintain a Paying Agent in a member state of the European Union that will not be obligated to withhold or deduct tax pursuant to any such Directive or law.

         With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

         No provision of this Note or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

         Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

         No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

         As used herein, the term "United States Alien" means any person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

         All terms used in this Note which are defined in the Senior Indenture and not otherwise defined herein shall have the meanings assigned to them in the Senior Indenture.

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:



                  TEN COM       -   as tenants in common
                  TEN ENT       -   as tenants by the entireties
                  JT TEN        -   as joint tenants with right of survivorship
                                    and not as tenants in common


         UNIF GIFT MIN ACT - ___________________ Custodian _____________________
                                  (Minor)                          (Cust)

         Under Uniform Gifts to Minors Act_______________________________
                                     (State)

     Additional abbreviations may also be used though not in the above list.

                              ---------------------

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto



----------------------------------------
[PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE]


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF
ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.



Dated:____________________


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

                            OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
         (Please print or typewrite name and address of the undersigned)


     If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid:
__________________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): ____________________.

Dated:_____________________________     ________________________________________
                                        NOTICE: The signature on this Option to
                                        Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.